Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement of Skubbs Holdings Limited (“the Company”) on Form F-1 of our report dated June 9, 2023, except for Note 1, 10 and 17 for which the date is February 29, 2024, with respect to our audit of the consolidated financial statements of the Company as of December 31, 2022 and 2021 and for the years then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Kreit & Chiu CPA LLP

New York, New York

March 1, 2024

Page 1 of 1